UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 16, 2005, DTE Energy Company (“DTE Energy”) entered into a new $150,000,000 letter of credit and reimbursement agreement dated as of December 16, 2005 (“Agreement”), by and among DTE Energy, the banks, financial institutions and other institutional lenders listed therein, and The Bank of Nova Scotia (“Scotia Capital”), as Administrative Agent which provides for the issuance of letters of credit in an amount not to exceed $150,000,000. The Agreement expires on December 15, 2006, but provides for automatic one-year extensions so long as certain conditions are met. The Agreement also allows the conversion of amounts drawn on letters of credit issued thereunder into a two-year term loan. Borrowings under the Agreement will be available at a variable rate of interest established in accordance with the Agreement.
     A Form of the Agreement is filed as Exhibit 10.1 to this Current Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As discussed under Item 1.01 above, on December 16, 2005 DTE Energy entered into a new $150,000,000 letter of credit and reimbursement agreement with Scotia Capital.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Form of Letter of Credit and Reimbursement Agreement, dated as of December 16, 2005, by and among DTE Energy, the banks, financial institutions and other institutional lenders listed therein, and Scotia Capital, as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005	DTE ENERGY COMPANY (Registrant)
/s/ N.A. Khouri
N. A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Letter of Credit and Reimbursement Agreement, dated as of December 16, 2005, by and among DTE Energy, the banks, financial institutions and other institutional lenders listed therein, and Scotia Capital, as Administrative Agent.